Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 13/12/2021

Certificate No. G0M2021L1171

GRN No. 84733217

Stamp Duty Paid : ₹ 300
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatra for Business Pvt ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 79******08

Buyer / Second Party Detail

Name : Icici bank ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Gurugram District : Gurugram State : Haryana

Phone : 79******08

Purpose : SUPPLEMENTAL AND AMENDATORY AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

SUPPLEMENTAL AND AMENDATORY AGREEMENT TO THE FACILITY AGREEMENT

THIS SUPPLEMENTAL AND AMENDATORY AGREEMENT made this 17th day of January, Two Thousand and Twenty Two between:

Yatra For Business Private Limited (Formerly Known as Air Travel Bureau Private Limited), a company within the meaning of the Companies Act, 2013 and having its Registered Office at Unit No. 1 Sect – B, PKT-7, Vasant Kunj New Delhi 110070 (the "Borrower", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and permitted assigns) of the ONE PART

AND

ICICI BANK LIMITED, a company incorporated under the Companies Act, 1956 and a banking company within the meaning of the Banking Regulation Act, 1949 and having its Registered Office at ICICI Bank Tower, Near Chakli Circle, Old Padra Road 390 007 and corporate office at ICICI Bank Towers, Bandra-Kurla Complex, Bandra (East), Mumbai - 400 051, and amongst others, a branch / office at NBCC Place, Pragati Vihar, Bhisma Pitamah Marg, New Delhi – 110003 (the "Bank", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the OTHER PART.

WHEREAS:

(1) By a Facility Agreement dated the 16th day of August Two Thousand and Eighteen as amended from time to time (the "Agreement") entered into between the Borrower and the Bank, the Bank has, at the request of the Borrower, agreed to provide / provided to the Borrower working capital facilities (the "WC Facilities") specified in the Agreement upto sums in the aggregate not exceeding Rs 400.0 million (the "Overall Limits") at any point of time.

05032018 V4

For Yatra For Business Private Limited

Authorised Signatory

For Yatra For Business Private Limited

Authorised Signatory

The Borrower has now requested the Bank to modify/supplement/amend the existing terms and conditions of the Agreement.

(2) To give effect to the above, the parties hereto have agreed to execute these presents.

NOW THIS SUPPLEMENTAL AND AMENDATORY AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. All capitalized terms used but not defined herein shall have the respective meanings assigned to them under the Agreement.

(3) Amendment to the Agreement:

Clause A of 2.14 of Article II of the Agreement stands modified as under:

"SECURITY

- Exclusive charge on non-checking account held with ICICI Bank (account no 245105000451) during the tenor of the facility. The aforesaid amount shall be lien marked in favour of ICICI Bank
- Exclusive charge on Fixed Deposits with ICICI Bank to maintain 100% security cover"

(i) Credit Arrangement letter as specified in the schedule to the Agreement stands modified as under

"The Credit Arrangement Letter (CAL) No. CAL1388260428831dated August 14, 2018 as amended/modified/renewed from time to time, most recently renewed vide Renewal CAL,CAL33977490422 dated October 14,2021 as further amended/renewed from time to time. "

4. Notwithstanding anything contained in the Transaction Documents, the Bank shall have the unconditional right to cancel the unutilized portion of the Facility, in whole or in part, at any time during the subsistence of the Facility, without giving any prior notice to the Borrower, for any reason whatsoever, including but not limited to, on the occurrence of Deterioration of Creditworthiness of the Borrower, or for non-compliance of any terms and conditions of the Transaction Documents.

5. The provisions of this Supplemental and Amendatory Agreement shall become effective from the date hereof.

6. This Supplemental and Amendatory Agreement shall be read in conjunction with the Agreement and be enforced as if the provisions of this Supplemental and Amendatory Agreement were incorporated therein by way of addition. To the extent of any inconsistency between the terms of this Supplemental and Amendatory Agreement and the Agreement, the provisions of this Supplemental and Amendatory Agreement shall prevail.

7. Save for changes specified hereinabove, all the other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the Borrower and the Bank have caused this Supplemental and Amendatory Agreement to be executed on the day, month and year first hereinabove written as hereinafter appearing.

For the Bank:

SIGNED AND DELIVERED by the within named Bank, ICICI BANK LIMITED, by the hand of Mr. / Ms. ____________, its authorized official

For the Borrower:

The Common Seal of the within named Borrower, Yatra For Business Private Limited (Formerly, Air travel Bureau Private Limited), has, pursuant to the resolution of its Board of Directors, passed in that behalf on the 23rd day of July, 2018, hereunto been affixed in the presence of Mr. Anuj Kumar Sethi

For Yatra For Business Private Limited

Authorised Signatory

01032018.V4

For Yatra For Business Private Limited

Authorised Signatory

For Yatra For Business Private Limited

Authorised Signatory